UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708-1155 West Pender Street, Vancouver British Columbia

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLXX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01 Other Items

Blox would like to update the Market on the following matters:

1. Audit of the Financial 10 – K accounts

The Annual accounts are with the Auditors at the moment, and the Audit is expected to be completed in about 3 weeks, at which time the 10 – K will be filed. This will be closely followed by the Q1 and Q2 financials, and we hope to have the Company fully compliant by mid November 2021, at which time normal share trading can resume.

2. Appointment of a Chief Financial Officer

The Company is in the process of finalising the appointment of its new CFO, and we expect to make an announcement within one week. One of the agreed tasks to be achieved by the new CFO is to ensure our filings ALWAYS remain current – a vital aspect as we move forward.

3. Mansounia Project

Following the recent military coup in Guinea whose primary goal is to eradicate corruption in Guinea, our barrister has been in discussion with various Senior members of the Judiciary and has been advised that our case is now scheduled as a priority case and is likely to be heard in October or November 2021. We will keep the Market advised as further information comes to hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021

Blox, Inc.

/s/ Tony Pickett
Tony Pickett
Chairman

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